EXHIBIT I
TEEKAY LNG PARTNERS L.P. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE

TEEKAY LNG PARTNERS L.P. ANNOUNCES THIRD QUARTER 2007 EARNINGS CONFERENCE CALL

Nassau, The Bahamas October 24, 2007 – Teekay LNG Partners L.P. (NYSE: TGP) plans to release its financial results for the third quarter of 2007 after market close on Wednesday, October 31, 2007.

The Partnership plans to host a conference call on Friday, November 2, 2007 at 11:00 a.m. (ET) to discuss the results for the quarter.  All unitholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 904-6909 or (416) 915-8331 if outside North America;
•	By accessing the webcast, which will be available on Teekay LNG Partners web site at www.teekaylng.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Friday, November 9, 2007 by dialing (888) 203-1112 or (647) 436-0148 and entering access code 1408463.

About Teekay LNG Partners L.P.

Teekay LNG Partners L.P. is a publicly-traded master limited partnership formed by Teekay Shipping Corporation (NYSE: TK) as part of its strategy to expand its operations in the liquefied natural gas (LNG)  and liquefied petroleum gas (LPG) shipping sectors.  Teekay LNG Partners L.P. provides LNG, LPG and crude oil marine transportation services under long-term, fixed-rate time charter contracts with major energy and utility companies through its fleet of thirteen LNG carriers, four LPG carriers and eight Suezmax class crude oil tankers. Six of the thirteen LNG carriers and three of the LPG carriers are newbuildings scheduled for delivery between mid-2008 and mid-2009.

Teekay LNG Partners’ common units trade on the New York Stock Exchange under the symbol “TGP”.

For Investor Relations enquiries contact:
Dave Drummond
Tel: +1 (604) 609-6442

For Media enquiries contact:
Alana Duffy
Tel: +1 (604) 844-6605

Web site:  www.teekaylng.com

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